Exhibit 99.(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”,  “Financial Statements  and Experts” and “Financial Highlights” in the Prospectus/Proxy Statement of Touchstone Funds Group Trust relating to the reorganization of the Touchstone Short Duration Fixed Income Fund of Touchstone Funds Group Trust into the Touchstone Ultra Short Duration Fixed Income Fund of Touchstone Funds Group Trust, in this Registration Statement on Form N-14, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated November 27, 2012 on the financial statements and financial highlights of Touchstone Funds Group Trust, with respect to the Touchstone Short Duration Fixed Income Fund and Ultra Short Duration Fixed Income Fund included in this Registration Statement on Form N-14, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio

April 4, 2013